EXHIBIT  4(b).1

                               SECURITY AGREEMENT
                               ------------------

              THIS AGREEMENT made this 1ST day of JANUARY , 2001

BETWEEN:

              CURRENT  CAPITAL  CORP,
              OF  TORONTO,  ONTARIO
                                                Hereinafter called the "Debtor",
                                                              OF THE FIRST PART,

                                     - and -

              DEALCHECK.COM  INC.,
              OF  TORONTO,  ON
                                                Hereinafter called the "Lender",
                                                             OF THE SECOND PART.

1.   GRANT  OF  SECURITY  INTEREST

     As a general and continuing security for the payment of all obligations, indebtedness and liabilities of the Debtor to the Lender whether incurred prior to, at the time of, or subsequent to the execution hereof, including extensions or renewals, and all other liabilities of the Debtor to the Lender direct or indirect, wheresoever and howsoever incurred and any ultimate unpaid balance thereof, including, without restricting the generality of the foregoing, advances to the Debtor and the obligation and liability of the Debtor under any contract of guarantee now or hereafter in existence whereby the Debtor guarantees payment of the debts, liabilities and obligations of a third party to the Lender, (all of the foregoing being herein called, and included in, the "Obligations"), the Debtor hereby grants to the Lender a continuing security interest in the undertaking of the Debtor and in all Goods, Chattel Paper, Documents of Title, Instruments, Intangibles, Securities and any other personal property or rights now or hereafter owned or acquired by the Debtor (all of the foregoing being herein called, and included in, the "Collateral").

2.   REPRESENTATIONS  AND  WARRANTIES  OF  DEBTOR

     The  Debtor  hereby  warrants  and  agrees  with  the  Lender  as  follows:

     (a)  The  Debtor  will not, during the currency of this Agreement, give any


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          further  or  other  security  agreement covering the Collateral to any party other than the Lender and no financing statement (other than any which may be filed on behalf of the Lender) covering any of the Collateral is, now or will be on file in any public office while this Security Agreement remains outstanding, save that the Debtor may create a purchase money security interest in collateral hereafter acquired but only if such interest is perfected and notification thereof given to the Lender pursuant to the provisions of the governing statutes in that behalf.

     (b) That except for the security interest granted hereby, the Debtor is, or, as to Collateral acquired after the date hereof (save a purchase money security interest as above described) will be the owner of the Collateral, free from any adverse lien, security interest or encumbrance, and agrees that it will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

     (c) The Debtor shall from time to time forthwith on request furnish to the Lender in writing all information requested relating to the Collateral and the Lender shall be entitled from time to time to inspect the aforesaid collateral and to take temporary custody of and make copies of all documents relating to the accounts receivable and for such purposes the Lender shall have access to all premises occupied by the Debtor or where the Collateral or any of it may be found.

     (d) The Debtor shall from time to time forthwith on the Lender's request do, make and execute all such financing statements, further assignments, documents, acts, matters and things as may be required by the Lender of or with respect to the Collateral or any part thereof or as may be required to give effect to these presents, and the Debtor hereby constitutes and appoints the Manager or acting Manager for the time being of the above-mentioned office of the Lender, or any receiver appointed by the Court or Lender as hereafter set out, the true and lawful attorney of the Debtor irrevocably with full power of substitution to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever it may be deemed necessary or expedient.

     (e) The Debtor shall keep the inventory and equipment insured against loss by fire and such other risks as the Lender may reasonably require for their full insurable value and will pay all premiums in connection with such insurance. All policies of insurance and the proceeds thereof will be held in trust by the Debtor for the benefit of the Lender under the provisions of this Agreement. If the Debtor neglects to provide such insurance, the Lender may obtain the same and charge the premiums therefor to the Debtor, together with interest at the rate currently charged to the Debtor under its obligations to the Lender at the date of payment of the premium by the Lender.


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3.   DEFAULT

     At the option of the Lender, the security hereby granted shall become enforceable upon the happening of any of the following events:

     (a)  if the Debtor fails to pay or perform when due any of the Obligations;

          if the Debtor fails to perform any provisions of this Agreement or of any other agreement to which the Debtor and the Lender are parties;

     (c) if any of the representations and warranties in this Agreement was incorrect when made or deemed to have been made;

     (d) if the Debtor ceases or threatens to cease to carry on its business, commits an act of bankruptcy, becomes insolvent, makes an assignment or bulk sale of its assets, or proposes a compromise or arrangement to its creditors;

     (e) if any proceeding is taken with respect to a compromise or arrangement, or to have the Debtor declared bankrupt or wound up, or to have a receiver appointed of any part of the Collateral or if any encumbrancer takes possession of any part thereof;

     (f) if any execution, sequestration or other process of any court becomes enforceable against the Debtor or if any distress or analogous process is levied upon the Collateral or any part thereof;

     (g) if the Lender in good faith believes that the prospect of payment or performance of any of the Obligations is impaired;

     and  in  such  event:

     (a) The Lender may, in addition to any other rights, appoint by instrument in writing a receiver of all or any part of the collateral and remove or replace such receiver from time to time or may institute proceedings in any Court of competent jurisdiction for the appointment of such a receiver. Where the Lender is hereafter in this paragraph referred to the terms shall, where the context permits, include any Receiver so appointed and the officers, employees, servants or agents of such Receiver.

     (b) The Debtor will forthwith upon demand assemble and deliver to the Lender possession of all the Collateral at such place as may be specified by the Lender. In any event, at its option the Lender may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral, and to that end the Debtor agrees that the Lender may by its servants, agents or Receiver


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          at  any  time  during the day or night, enter upon lands and premises, and if necessary break into houses, buildings and enclosures, wheresoever and whatsoever where the Collateral may be found for the purpose of taking possession of and removing the Collateral or any part thereof.

     (c) The Lender may seize, collect, realize, borrow money on the security of, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable and without notice to the Debtor (except as otherwise required by any applicable law), and may charge on its own behalf and pay to others reasonable sums for expenses incurred and for services rendered (expressly including legal advice and services, and receivers and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Collateral and may add the amount of such sums to the indebtedness of the Debtor.

     (d) At its option, to be notified to the Debtor in the manner provided by the governing statute, the Lender may elect to retain all or any part of the Collateral in satisfaction of the obligations to it of the Debtor.

     (e) The Lender shall not be liable or accountable for any failure to seize, collect, realize, sell or obtain payment of the Collateral or any part thereof and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing or obtaining possession or payment of the same or for the purpose of preserving any rights of the Lender, the Debtor or any other person, firm or corporation in respect of same.

     (f) The Lender may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other securities as the Lender may see fit without prejudice to the liability of the Debtor or the Lender's right to hold and realize the collateral.

     (g) All monies collected or received by the Lender in respect of the Collateral may be applied on account of such parts of the indebtedness and liability of the Debtor as to the Lender seems best or may be held unappropriated in a collateral account or in the discretion of the Lender may be released to the Debtor, all without prejudice to the Lender's claims upon the Debtor.

     (h) In the event of the Lender taking possession of the said Collateral, or any part thereof in accordance with the provisions of this Agreement, the Lender shall have the right to maintain the same upon the premises on which the Collateral may then be situate, and for the purpose of such maintaining shall be entitled to the free use and


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          enjoyment  of  all necessary buildings, premises, housing, shelter and accommodation for the proper maintaining, housing and protection of the said Collateral, and for its servant or servants, assistant or assistants, and the Debtor covenants and agrees to provide the same without cost or expense to the Lender until such time as the Lender shall determine in its discretion to remove, sell or otherwise dispose of the said Collateral so taken possession of by it as aforesaid.

     (i) To facilitate the realization of the Collateral the Lender may carry on or concur in the carrying on of all or any part of the business of the Debtor and may to the exclusion of all others, including the Debtor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by the Debtor and use all or any of the tools, machinery and equipment of the Debtor for such time as the Lender sees fit, free of charge, to manufacture or complete the manufacture of any inventory and to pack and ship the finished product, and the Lender shall not be liable to the Debtor for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions.

     (j) The Lender may, if it deems it necessary for the proper realization of all or any part of the Collateral, pay any encumbrance, lien, claim or charge that may exist or be threatened against the same and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the obligations of the Debtor to the Lender as hereby secured, and shall bear interest at the rate currently charged to the Debtor under its obligations to the Lender at the date of payment thereof by the Lender.

     (k) If after all the expenses of the Lender in connection with the preservation and realization of the Collateral as above described shall have been satisfied and all obligations, including contingent obligations, of the Debtor to the Lender shall have been satisfied and paid in full together with interest, any balance of monies in the hands of the Lender arising out of the realization of the Collateral, shall be paid to any person other than the Debtor whom the Lender knows to be the owner of the Collateral, and in the absence of such knowledge, such balance shall be paid to the Debtor.

4.   DEALING  WITH  COLLATERAL  BY  THE  DEBTOR:

     (a) The Debtor in the ordinary course of its business may lease or sell items of inventory, so that the purchaser thereof takes title clear of the security interest hereby created, but if such sale or lease results in an account receivable, such account receivable is subject to the security interest hereby created.

     (b) In the event that the Debtor shall collect or receive any of the accounts receivable or shall dispose of and be paid for any of the other Collateral covered by this agreement, all non-cash proceeds of such disposition shall be subject to the security interest hereby


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          created and all monies so collected or received by the Debtor shall be received as Trustee for the Lender and shall be held separate and apart from other monies of the Debtor, and shall forthwith be paid over to the Lender.

5. This Agreement is in addition to and not in substitution for any other agreement between the parties creating a security interest in all or part of the Collateral, and whether heretofore or hereafter made, and the terms of such other agreement or agreements shall be deemed to be continued unless expressly provided to the contrary in writing and signed by the parties.

6. Any notice required to be given to the Debtor or the Lender may be sent by prepaid registered mail addressed to the appropriate party at the address above shown, or such further or other address as such party may notify to the other in writing from time to time, and if so sent, the notice shall be deemed to have been given on the fifth day following the day when it is deposited in the post office.

7. Any failure of the Lender to exercise any right set out in this Agreement in any particular instance shall not constitute a waiver thereof in any other instance.

8. All rights of the Lender hereunder shall be assignable and in any action brought by an assignee to enforce such rights, the Debtor shall not assert against the assignee any claim or defence which the Debtor now has or may hereafter have against the Lender.

9. This Agreement shall be interpreted in accordance with the laws of the Province of ONTARIO. Reference to the governing statute shall be to the PERSONAL PROPERTY SECURITY ACT of ONTARIO as amended from time to time.

10. This Agreement and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and assigns, as the case may be, of each and every of the parties hereto, and where there is more than one Debtor or there is a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and where there is more than one Debtor all covenants shall be deemed to be joint and several.

     IN WITNESS WHEREOF THE DEBTOR has hereunto set its corporate seal duly attested by the hands of its proper officers as of the day and year first above written.


                              CURRENT  CAPITAL  CORP
                              Per: /s/ Robert  Kennedy
                                   -------------------
                              ROBERT  KENNEDY


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